Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Ownership Percentage	Jurisdiction of Incorporation or Organization
EPL Intermediate, Inc.	100%	Delaware
El Pollo Loco, Inc.	100%	Delaware